UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

CENTERSTATE BANK CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Florida	000-32017	59-3606741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Street South, Suite 202, Winter Haven, FL		33880
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (863) 293-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	CSFL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to its long-term succession plan, CenterState Bank Corporation (the “Company”), the holding company for CenterState Bank, N.A. (the “Bank”), announced that, effective January 1, 2020, Ernest S. Pinner will step down as Executive Chairman of both the Company and the Bank. Mr. Pinner will remain nonexecutive chair of the Board of both the Company and the Bank effective the same date.

Pursuant to the terms of the Employment Agreement the Bank entered into with Mr. Pinner on February 11, 2011, as amended by amendment dated September 12, 2016, Mr. Pinner will be entitled to a severance payment of one times his salary upon his stepping down as the Executive Chairman.  Mr. Pinner also will be entitled to an annual incentive bonus payment to be determined and paid in accordance with the Company’s annual incentive plan during the first quarter of 2020.  He also will continue to receive the benefits entitled to him under the Company’s supplemental employment retirement plan in accordance with the terms of such plan.  As a condition to receipt of the payments to Mr. Pinner referenced above, it is expected that the Company, the Bank and Mr. Pinner will enter into a retirement agreement, terminating his Employment Agreement and reaffirming his commitment to the non-competition and non-solicitation covenants included in the Employment Agreement for a period of two years commencing January 1, 2020. It is also expected that such retirement agreement will include a reaffirmation of Mr. Pinner’s agreement not to divulge certain confidential information concerning the Company and the Bank, and that Mr. Pinner will execute and deliver a general waiver and release in favor of the Company and Bank as of the same date.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This report contains forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, future financial and operating performance, economic and general market conditions, stock performance, business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward-looking statements. Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or CenterState Bank to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2018, and otherwise in our SEC reports and filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATEBANK CORPORATION

By:	/s/William E. Matthews, V
William E. Matthews, V
Executive Vice President and
Chief Financial Officer

Date:  September 23, 2019